Exhibit 99.1

Emergent’s Statement Regarding its Amended Credit Agreement

GAITHERSBURG, Md., May 17, 2023 – Emergent (NYSE: EBS) completed an amendment and extension of maturity of its existing syndicated credit agreement on May 15, 2023. We believe this revised structure and extended maturity furthers our ability to execute on our strategy to stabilize and strengthen our core business and position Emergent for sustainable long-term growth. It follows our successful completion of organizational changes announced in January and the close of the sale of Emergent’s travel health business to Bavarian Nordic on May 15.

“Our amended credit facility represents another important step forward as we continue to strengthen our core businesses and build the foundation for sustainable, long-term growth,” said Emergent CFO Richard S. Lindahl. “Working constructively with our bank group, we have now meaningfully extended our debt maturities and maintained our access to capital as we execute on our sharpened strategic focus.”

With increased certainty regarding our financial obligations, we can increase our focus on delivering on our commitments to the U.S. government, preparing for the launch of over-the-counter NARCAN® Nasal spray, and further strengthening our quality and compliance culture and systems.

Safe Harbor Statement

This communication may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact are forward-looking statements. You should not unduly rely on any forward-looking statements, which speak only as of the date of this communication. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating forward-looking statements.

Media Contact:

Matt Hartwig

Director, Media Relations

240-760-0551

hartwigm@ebsi.com

Investor Contact:

Robert G. Burrows

Vice President, Investor Relations

240-631-3280

burrowsr@ebsi.com